Exhibit 10.2

Executive officers of the Company

Michael K. Perry – Chief Executive Officer and Director

Rhonda F. Rhyne – President

Stephen P. Loomis – Chief Financial Officer

Russell H. Bergen – Vice President Operations

Richard L. Kalich – President of Vermed

Richard E. Trayler – Vice President of International Operations